                                       EXHIBIT 10.1





                           ASSET PURCHASE AND LICENSE AGREEMENT
        THIS ASSET PURCHASE AND LICENSE AGREEMENT (this "Agreement") is made as of July 10, 1998 (the "Effective Date"), by and between ROSS Technology, Inc. ("Seller") and Fujitsu Limited ("Buyer"; and together with Seller, the "Parties").

                                         RECITALS
        A. Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, certain assets of Seller on the terms, and subject to the conditions, set forth herein.

        B. In connection with such purchase and sale, Seller and Buyer wish to terminate all obligations of Buyer under the Development Agreement between Buyer and Seller, dated as of March 31, 1997 (the "DANlite 1 Development Agreement"), under which certain of the assets were developed, including, without limitation, Buyer's royalty obligations pursuant to Section 4 thereof.

                                        AGREEMENT
        NOW, THEREFORE, in consideration of the premises and the terms and conditions set forth herein, the Parties hereby agree as follows:

1.      Transfer Of Assets.
        ------------------

        1.1. Transfer. Upon the terms and subject to all of the conditions contained herein, Seller hereby sells, assigns, and transfers to Buyer, and Buyer hereby purchases from Seller, all of Seller's Intellectual Property Rights in and to the assets set forth on attached Exhibit A (collectively, the "Assets"), including, without limitation, all assets developed through the date hereof pursuant to the DANlite 1 Development Agreement or the Development Agreement between Buyer and Seller dated April 29, 1998. For purposes of this Agreement, the term "Intellectual Property Rights" shall mean all Patents, Trade Secrets, Copyrights, moral rights, mask work rights, rights in data bases and other industrial property and intellectual rights, whether arising under the laws of the United States or any other jurisdiction, including all rights or causes of action for infringement or misappropriation of any of the foregoing, and the following related terms shall have the following meanings: (a) "Patents" shall mean all right, title, and interest in letters patent or equivalent rights (including utility patent, design patent and utility model rights) and applications, including any reissue, extension, division, continuation, or continuation-in-part applications throughout the world; (b) "Trade Secrets" shall mean all right, title, and interest in all trade secrets arising under common law, state law, federal law, or laws of any foreign country; and (c) "Copyrights" shall mean all copyrights, including copyright registrations and applications for copyright registration throughout the world. With respect to Assets containing or utilizing any software, firmware, microcode or other Copyrighted material or works of authorship which are owned (including as a joint owner) by Seller, Seller hereby sells, assigns, and transfers all of the foregoing to Buyer, including any improvements, modifications and derivative works thereof and any flow charts, program listings, programmer notes, manuals and other documentation therefor.

        1.2. Delivery. Promptly, and in any event within ten (10) days after the date of this Agreement, Seller shall deliver to Buyer the Assets and all designs, documentation, drawings, schematics, layout databases, descriptions, specifications, data sheets, functional models, test vectors, test suites, other diagnostic programs and materials, bills of materials, lab notebooks, technical data and other know-how in tangible form relating to the design, development, manufacture, testing, operation, or support thereof or otherwise imbodying Seller's Intellectual Property Rights with respect thereto (collectively, the "Deliverables"). All of the foregoing shall be delivered F.O.B. Seller's facility in Austin, Texas, accompanied by a bill of sale and written statement listing all of the Deliverables (in form and substance reasonably satisfactory to Buyer).

        1.3. Acceptance. Upon delivery of the Deliverables pursuant to Section 1.2, Buyer, with the assistance of Seller, if requested by Buyer, will review each Deliverable to determine, in its reasonable good faith judgment, whether the Deliverable is complete, free of material defects in material and workmanship and conform to applicable specifications. Within five (5) days after delivery, Buyer will provide Seller with either written acceptance of such Deliverable or a statement of non-acceptance setting forth the items to be supplemented, corrected or changed. If no notice is delivered within such five
(5) day period, the Deliverables will be conclusively deemed to have been accepted. Seller will promptly address the indicated deficiencies and re-deliver the subject Deliverable to Buyer within five (5) days, or such longer period as Buyer and Seller agree is reasonable under the circumstances. Promptly after such re-delivery, Buyer will provide Seller with either written acceptance or non-acceptance. This procedure will be repeated until Buyer accepts the Deliverables. Title to the Deliverables shall pass to Buyer upon payment to Seller in accordance with Section 4 hereof. Fujitsu may, in its discretion, accept a Deliverable which is not complete, free of material defects in material and workmanship and/or in conformance with Buyer's specifications for purposes of making the payment under Section 4 but subject to specified deficiencies in such Deliverable being addressed following payment as provided above.

2.      Transfer of Patents.
        --------------------

        2.1. Transfer. Upon the terms and subject to all of the conditions contained herein, Seller hereby sells, assigns, and transfers to Buyer, and Buyer hereby purchases from Seller, the United States Patents described on attached Exhibit B (collectively, the "Transferred Patents").

        2.2. Delivery; Further Assurances. Promptly, and in any event within five (5) days after the date of this Agreement, Seller shall deliver to Buyer all wrapper documents currently in its possession, relating to Transferred Patents and will execute and deliver any and all documents (including, without limitation, an assignment in the form of attached Exhibit C) that are reasonably necessary or appropriate to register transfer of the Transferred Patents from Seller to Buyer or to demonstrate or evidence Buyer's right to prosecute related applications in the United States or any foreign jurisdiction.

3.      Termination of DANlite 1 Development Agreement.
        -----------------------------------------------

        Effective as of the first date on which all of Seller's obligations under Sections 1 and 2, and all of Buyer's obligations under Section 4, have been satisfied in full (the "Effective Date"), and notwithstanding Section 13.3(c) of DANlite 1 Development Agreement, the DANlite 1 Development Agreement is hereby terminated and shall be of no further force and effect, except that the indemnities under Section 10.3 and the provisions of Sections 9 and 11 of the DANlite 1 Development Agreement shall survive such termination. Effective as of the Effective Date, Buyer shall be deemed to have satisfied in full all of its accrued and yet to accrue royalty obligations under Section 4 of the DANlite 1 Development Agreement and Buyer shall have no further obligation whatsoever to Seller to make any royalty or other payments thereunder. The portion of the Purchase Price allocated to the Assets set forth in Roman Numeral I of Exhibit A includes the amount payable to Seller in consideration of the termination of the DANlite 1 Development Agreement and the satisfaction in full of Buyer's payment obligations thereunder.

4.      Payment.
        --------

        4.1. Payment of Purchase Price. Subject to Seller's due performance of its obligations under Sections 1 and 2 and Fujitsu's acceptance of the Deliverables in accordance to Section 1.3, as full consideration for (a) the sale, assignment, transfer and delivery of the Assets and the Transferred Patents by Seller to Buyer as set forth in Sections 1 and 2 and (b) the termination of the DANlite 1 Development Agreement as set forth in Section 3, including, without limitation, all of Buyer's obligations thereunder, Buyer hereby agrees to pay to Seller SEVEN MILLION SIX HUNDRED THOUSAND DOLLARS (US$7,600,000) (the "Purchase Price"), such payment to be made in immediately available funds within three (3) weeks after acceptance by Buyer of the Deliverables in accordance with Section 1.3. Such payment shall be made by wire transfer to the bank account designated by Seller in writing (which designation shall be made by Seller no later than ten (10) days after the date of this Agreement). Separate pricing for each Asset and Transferred Patent is set forth in attached Exhibits A and B, but no payment shall be due hereunder until all obligations of Seller under Sections 1 and 2 have been satisfied in full (and the Deliverables accepted in accordance with Section 1.3. If payment is not made hereunder on or prior to August 1, 1998, then this Agreement may be terminated by either Party upon written notice to the other Party in which case (i) this Agreement shall be deemed null and void, effective upon the receipt of such election to terminate and (ii) Buyer shall promptly return to Seller any Deliverables previously delivered to Buyer under this Agreement.

        4.2. Taxes, Etc. The Purchase Price shall be the total amount payable by Buyer hereunder, and Buyer shall be entitled to withhold therefrom any taxes, fees, duties, levies or other charges of any kind now or hereafter imposed by any Japanese or U.S. federal, state or local governmental entity (other than income or similar taxes) in respect of the purchase and sale of the Assets hereunder and which Buyer is required by law to withhold.

5.      License.
        --------

        5.1. License Grant. Subject to the terms and conditions of this Agreement and effective as of the Effective Date, Buyer hereby grants to Seller a limited, non-exclusive, paid-up, royalty-free, perpetual, irrevocable (except as provided below) license, without the right to grant sublicenses, under the Intellectual Property Rights applicable to the Assets set forth in Roman Numerals II and III of attached Exhibit A solely to make, use, sell and import products currently being marketed, or previously marketed, by Seller. For purposes of this Agreement, the foregoing license shall be referred to as the "License." Except as expressly set forth in this Section 5, Seller shall have no other right or license, express or implied, with respect to the Assets or Transferred Patents and all rights in the Assets and Transferred Patents are reserved by Buyer.

        5.2. Transfer. The License shall not be assignable or otherwise transferable by Seller, whether voluntarily, by operation of law or otherwise, without the prior written consent of Buyer; provided, however, that such consent will not be unreasonably withheld by Buyer as to the proposed assignment of the License to a successor-in-interest of Seller formed for the purpose of continuing the commercial exploitation of Seller's past and present products. Seller hereby acknowledges that the License is personal to Seller and that any purported transfer or assignment of the License and/or this Agreement in violation of this Section 5.2 would materially impair the value of the Assets to Buyer. Accordingly, any attempted assignment of the License and/or this Agreement by Seller without Buyer's consent shall be null and void and shall constitute a material breach of this Agreement for which there will be no cure period and, upon which, the License shall terminate, provided, however, that notwithstanding such termination the License shall continue in effect solely to the extent necessary to permit the party making the attempted assignment to provide ongoing maintenance and support of products sold and delivered to customers prior to the date of such attempted assignment).

6.      Warranties.
        -----------

        6.1. Seller's Warranties. Seller represents and warrants that (a) it has the full corporate power and authority to enter into this Agreement and to convey the rights conveyed to Buyer hereunder; (b) this Agreement has been duly executed and delivered by Seller and constitutes a legally valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or at equity); (c) it has good and marketable title to the Assets and Intellectual Property Rights, free and clear of all mortgages, liens, loans and encumbrances; (d) to the best of Seller's knowledge, the Assets and Intellectual Property Rights do not infringe any Intellectual Property Rights of others; and (e) Seller does not own or control, in whole or in part, any rights in any other patents, patent applications or other intellectual property, the claims of which would dominate the claims of any of the Assets and Intellectual Property Rights. Seller shall not settle any claim, suit, proceeding or action arising out of or relating to any breach (or any claim that, if true, would be a breach) of the foregoing warranties without the prior written consent of Buyer, which shall not be unreasonably withheld. Seller's representations and warranties set forth in clauses (d) and (e) shall expire six (6) months after the Effective Date and shall thereafter be of no further force or effect. In addition, Seller's maximum liability to Buyer for any breach of its representations and warranties hereunder shall be the Purchase Price. In no event shall Seller be required to obtain a bond or other assurance of performance as to the contingent liability represented by its obligation under the foregoing representations and warranties.

        6.2. Buyer's Warranties. Buyer represents and warrants that (a) it has the full corporate power and authority to enter into this Agreement and to perform its obligations hereunder, and (b) this Agreement constitutes a legally valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or at equity).

        6.3. NO OTHER WARRANTIES. EXCEPT AS PROVIDED IN THIS SECTION 6 OR OTHERWISE EXPRESSLY STATED IN THIS AGREEMENT, NEITHER PARTY IS MAKING ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF PROFIT OR LOSS OF USE, WITH RESPECT TO ANY CLAIMS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

7.      Confidentiality.
        ----------------

        7.1. Confidential Information. All discussions relating to this Agreement are confidential information and are to be disclosed only to employees of a Party who have a need to know; provided, however, that "confidential information" shall not include any information which (i) at the time of disclosure, is available to the general public; or (ii) at a later date, becomes available to the general public through no fault of the receiving Party and then only after such later date; or (iii) the receiving Party can demonstrate was known to it prior to disclosure to it by the disclosing Party; or (iv) in the case of Fujitsu, the Assets and related Intellectual Property Rights transferred to Fujitsu hereunder. Neither Party will disclose to third parties the other Party's confidential information, except to the extent specified in the prior written consent of the other Party or necessary to comply with applicable law, the order of any court or the order or regulations of any governmental agency; provided that such Party will promptly inform the other Party of such obligation to disclose and cooperate with the other Party in minimizing the disclosure, including seeking a protective order.

        7.2. Public Announcements. The Parties shall consult with each other regarding the wording and substance of any and all press releases, announcements or other public statements with respect to the transactions contemplated hereby. The Parties further agree to use good faith to comply with reasonable requests of the other Party relating to any such press release, announcement or public statement.

8.      Further Assurances.
        -------------------

        Each Party shall, promptly upon request by the other Party, take such further actions, and execute, acknowledge and deliver such further assignments, certificates, and other instruments, as either Party may reasonably request from time to time in order to effectuate the purposes of this Agreement. Without limiting the foregoing, upon completing the deliveries required pursuant to Section 1, Seller shall at Buyer's request erase and thereafter destroy all media containing copies, in human or machine readable form, of the Assets or any Intellectual Property Rights relating thereto not subject to the License (and certify such destruction to Buyer).

9.      Integration.
        ------------

        This Agreement contains the entire and exclusive agreement and understanding between the Parties with respect to its subject matter. There are no oral or other agreements of any kind or nature with respect to the obligations of the Parties under this Agreement, which remains the sole and complete embodiment of the Parties' understandings. The Parties may elect, by an agreement in writing, to supplement the Assets and Intellectual Property Rights subject hereto, and in any such case the sale and purchase of such additional Assets and Intellectual Property Rights shall be on the terms and conditions set forth herein except as expressly set forth in such writing.

10.     Governing Law.
        --------------

        This Agreement is to be governed by the laws of California without regard to the conflict of laws rules thereof.

11.     Arbitration.
        ------------

        Any dispute, controversy or claim arising out of or relating to this Agreement or the subject matter hereof, or the interpretation, enforceability, validity, performance, breach or termination hereof or thereof, including, without limitation, this arbitration clause, shall be solely and finally settled by arbitration in Los Angeles, California in accordance with the commercial arbitration rules of the American Arbitration Association, as modified by the provisions of this Section. Each Party waives any rights to bring any such dispute, controversy or claim in any other forum or proceeding, including, without limitation, the International Trade Commission of the United States or any other administrative or judicial forum. The arbitration shall be conducted in accordance with such rules by three arbitrators selected by the Parties (if the Parties are able to agree within thirty (30) days) and otherwise selected in accordance with such rules. Each of the arbitrators appointed shall have at least five (5) years' experience in the field that is the principal subject matter of the dispute. After soliciting the views of the Parties, the arbitrators shall order such discovery as they may deem reasonable for a full and fair understanding of the facts and issues raised in the arbitration. The arbitration, including the proceeding, pleadings and evidence in connection therewith, shall be maintained as confidential. An award rendered in connection with the arbitration shall be final and binding on the Parties, and any judgment upon such an award may be entered in any court of competent jurisdiction. The award shall be in writing and shall provide written reasons in detail or the award unless the Parties agree otherwise. The award shall also provide for the fees and expenses of the arbitrators and for the reasonable attorneys' fees and expenses of the prevailing Party, as determined by the arbitrators, all to be borne by the non-prevailing Party.

12.     Notices.
        --------
        All notices required or permitted under this Agreement will be in writing, will reference this Agreement and will be deemed given: (a) when delivered personally; (b) when sent by confirmed facsimile; (c) ten (10) days after having been sent by registered or certified air mail, return receipt requested, postage prepaid; or (d) the third business day after deposit with a commercial overnight carrier specifying next-day delivery, with written verification of receipt. All communications will be sent to the address set forth below (or to such other address as may be designated by a Party by giving written notice to the other Party pursuant to this Section 12):

        Fujitsu:

        Fujitsu Limited
        1-1 Kamikodanaka 4-chome,
        Nakahara-ku, Kawasaki-shi,
        Kanagawa-ken, 211-88
        Japan
        Attention:    Takao Sukemura
                      Project Manager
                      Processor Design Dept.
                      Microcomputer Div.
                      Fax:  81-44-754-3786

         Attention:   Masahiro Kuriyama
                      Manager, Processor Development Division
                      Technology Group, Fujitsu Limited
                      Fax:  81-44-754-3214

        ROSS:

        ROSS Technology, Inc.
        5316 Highway 290W, Suite 500,
        Austin, Texas   78735-8930
        U.S.A.
        Facsimile:  (512) 892-3402
        Attention:    President

13.     Amendments; Assignments.
        ------------------------

        This Agreement may be amended, modified or assigned only by a writing signed by both Parties.

14.     Counterparts.
        -------------

        This Agreement may be executed in counterparts, each of which shall constitute an original instrument but all of which, taken together, shall constitute one and the same instrument.

        IN WITNESS WHEREOF, both Parties have caused their respective authorized representatives to execute this Agreement as of the date first written above.

ROSS TECHNOLOGY, INC.                             FUJITSU LIMITED

By /s/ Jack W. Simpson                            By /s/  Yoshiro Yoshioka
  --------------------                               ----------------------
Name Jack W. Simpson                              Name Yoshiro Yoshioka
Title President & CEO                             Title Senior Vice President

                                        EXHIBIT A
                                          ASSETS
                                        (Attached)

                                       DELIVERABLES
                                       ------------

I.     DANlite CPU Core Deliverables                                Price  $1.5M
          (These items have already been delivered to Fujitsu)

--------------------------------------------------------------------------------

A.     DANlite1 CPU Core Deliverables

1.     Existing Core Database ( Colorado4 database without FPU )

       Schematics
       Functional Model (M Language)
       GDS-II physical database
       Ross SPARC User Guide (Documentation)

2.     Functional specification and electrical specification

3.     Verilog Model

       Verilog-HDL model with test code
       Simulation Environment (allowing user to view the contents of all internal registers in the Ross Microprocessor Core that are visible to software)
       Description of simulation environment
              (Documentation)
       List of verification tests(Documentation)
          (test code shall mean test programs that include all instructions that are defined in SPARC Architecture Version 8 and their combinations)

4.     Tapeout Ready Database

       Schematics  (logic and transistor level) Netlist GDS-II physical database
       Manufacturing   Test  Vector  Suite   Description  of  files  transferred
       (Documentation)

5.     Test Vehicle

       Test Vehicle
       Test Vehicle description (Documentation)
       Characterization Result (Documentation)

6.     Initial System Development Board

7.     ES Silicon test report
8.     Composer Conversion

       Schematics(DANlite logic and transistor level) with Verilog
          Netlist generated by Composer schematics

B.     DANlite2/3 CPU Core Deliverables

1.     DANlite 2:  Verilog Model
       (full logic regression tests passed)

2.     DANlite3:  Feasibility Study


II.    Colorado4 RT630 CPU Deliverables ( including FPU )           Price  $2.5M

--------------------------------------------------------------------------------
1.     Documentation
          User's Manual , Data Sheet (Electrical files)

2.     Functional Model (M Language)

          Functional Model
          Simulation Environment
          Description of simulation environment
            (Documentation)

3.     Schematic database (electrical database)

          Schematic database
          Netlist

4.     GDS-II physical database

5.     Test Vectors with Test Suits

          Test Vectors
          Description of files transferred (Documentation)

III.   HyperSPARC Module Design and Test Programs                  Price  $0.6M

--------------------------------------------------------------------------------

       Schematics, PCB Layouts and Test programs for the following modules

1.     RS4026-150/512:  dual 150mhz single wide module

2. RS1914-125: single 125mhz (256K Rocky2) module

3. RT6226M-142/1024: dual wide 142mhz, 1m cache module

4. RT6224K-142/1024: single 142mhz, 1M cache module

5.     RT6224K-150/512:  single 150mhz module

6.        RT6224K-200/512S: single 200mhz module (standard - synch Mbus)


IV.    Photon Bus                                                   Price  $0.5M

--------------------------------------------------------------------------------
       Photon Bus and System Specification


  V.   Viper architecture simulator                                 Price  $1.0M

--------------------------------------------------------------------------------

       Viper architecture simulator source code and documentation


 VI.   Viper Design Know How                                        Price  $1.0M

--------------------------------------------------------------------------------
1.     Performance analysis

       SPEC simulation results and statistics

2.     Technology specification

       Circuit design guidelines documentation

3.     Custom macro design details

       Macro specifications and circuit schematics for following macros
              a)  TLB
              b)  MAP
              c)  Scheduler
              d)  Regfile
              e)  IU
              f)  FPMUL

4. Presentation and Q&A for Viper micro-architecture and implementation

(1.)      Viper architecture overview

(2.)      Unit micro architecture details

                 a)  Fill unit
                 b)  I-fetch and sequencing unit
                 c)  Execution unit
                 d)  Floating point unit
                 e)  IMUL implementation
                 f)  VIS implementation specification
                 g)  Memory unit
                 h)  Memory management unit
                 i)  Bus interface unit
                 j)  Viper unified cache organization

(3.)      Viper architecture simulator

(4.)      Viper design methodology

(5.)      Viper custom macro design
             (including SPICE simulation results for macros listed in VI-3)

                                    EXHIBIT B
                               TRANSFERRED PATENTS
                               -------------------
PATENT NAME                                   ISSUE DATE     NUMBER        PRICE
-----------                                   ----------     ------        -----
                                                                           $0.5M
1.  High Performance Register File             7/6/93       #5,226,142
    with Overlapping Windows
2.  Method and Apparatus for                   10/17/95     #5,459,673
    Optimizing Electronic Circuits
3.  Central Processing Unit Architecture with  1/30/96      #5,488,729
    Symmetric Instruction Scheduling to
    Achieve Multiple Instruction Launch and
    Execution
4.  CPU Architecture Performing                6/17/97      #5,640,588
    Dynamic Instruction Scheduling at Time and
    Execution Within Single Clock Cycle

                                        EXHIBIT C
                                        ASSIGNMENT
        THIS ASSIGNMENT (this "Assignment") is made and entered into as of ____ ___, 1998 (the "Effective Date"), by and between ROSS Technology, Inc., a Delaware corporation having a principal place of business at 5316 Highway 290W, Suite 500, Austin, Texas 78735-8930 (the "Assignor"), and Fujitsu Limited, a Japanese corporation having its registered place of business at 1-1 Kamikodanaka 4-chome, Nakahara-ku, Kawasaki-shi, Kanagawa-ken, 211-88, Japan (the "Assignee").

        WHEREAS, the Assignor (i) is the owner of the patents and patent applications set forth on Attachment A, which exhibit is attached hereto and incorporated herein by this reference (the "Patents"), and (ii) desires to assign its worldwide, entire right, title and interest in, to and under the Patents to the Assignee; and

        WHEREAS, the Assignee desires to obtain the worldwide, entire right, title and interest in, to and under the Patents:

        NOW, THEREFORE, in consideration of one U.S. dollar ($1.00) to the Assignor in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor has irrevocably sold, assigned, transferred and set over, and by this Assignment does hereby irrevocably assign, sell, transfer and set over, to the Assignee, its successors, legal representatives and assigns, the entire right, title and interest throughout the world (that may now or hereafter be provided by law, whether by treaty, statute, common law or otherwise) in, to and under the Patents (and all patents which may be granted on such Patents), and all additions, divisions, continuations, continuations-in-part, substitutions, reissues, reexaminations, renewals and extensions of the foregoing; together with all applications for intellectual and/or industrial property protection (including, without limitation, all applications for patents, utility models, inventors' certificates and designs) which have been (in the case of applications other than the Patents) or may hereafter be filed for inventions within the Patents in any country or countries, together with the right to file and prosecute such applications and the right to claim for the same the priority rights derived from said Patents under the patent laws of the United States, the International Convention for the Protection of Industrial Property, or any other intellectual and/or international agreement or the domestic laws of the country in which any such application is filed, as may be applicable; and all forms of industrial property protection (including, without limitation, patents, utility models, inventors' certificates and designs) which have been or may be granted for such inventions in any country or countries; and all additions, divisions, continuations, continuations-in-part, substitutions, reissues, reexaminations, renewals and extensions of any of the foregoing; and all benefits, privileges, causes of action and remedies relating to any of the foregoing, whether before or hereafter accrued (including, without limitation, the exclusive right to sue for all past, present and/or future infringements or other violations of any rights in any of the foregoing, and to settle and retain proceeds from any such actions) (collectively, the "Patent Rights").

        AND THE ASSIGNOR HEREBY authorizes and requests the Commissioner of Patents and Trademarks of the United States and any official of any country or countries foreign to the United States, whose duty it is to issue patents or other evidence or forms of industrial property protection on applications as aforesaid, to issue the Patent Rights to the Assignee, its successors, legal representatives and assigns, in accordance with the terms of this instrument;

        AND THE ASSIGNOR HEREBY covenants and agrees that the Assignor has full right to convey the entire interest herein assigned, and that the Assignor has not executed, and will not execute, any agreement in conflict herewith;

        AND THE ASSIGNOR HEREBY further covenants and agrees that the Assignor will provide any and all file wrapper documents of the Patents and will execute any and all documents provided by the Assignee that are reasonably necessary to register transfer of the ownership of the Patents from the Assignor to the Assignee or are necessary to prove Assignee's right to prosecute pending applications in all countries pursuant to the relevant laws and regulations of such countries. In addition, on and after the Effective Date, the Assignor shall not take any action that may interfere with, challenge, or impede the Assignee's ownership interest in the Patents.

        IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Assignment as of the Effective Date.


        ("Assignor")
        ROSS TECHNOLOGY, INC.

        By:    ______________
        Name:  ______________
        Title: ______________



        ("Assignee")
        FUJITSU LIMITED



        By:    _______________
        Name:  _______________
        Title: _______________

        State of  _______
        Country of ______

        ON THIS ____ day of _____, 1998, before me, a Notary Public in and for the State and County aforesaid, personally appeared ____________, who being by me duly sworn, did depose and say that he/she resides at ___________, that he/she is employed by ROSS Technology, Inc. as ____________; that he/she has been authorized to execute such instrument on behalf of ROSS Technology, Inc.; and that he/she signed such instrument on behalf of ROSS Technology, Inc. pursuant to such authority; and known to me to be the person of that name who signed and sealed the foregoing instrument, he/she acknowledged such action to be his/her free act and deed.

        IN WITNESS WHEREOF, I hereto set my hand and official seal.



                                                              ________________
                                                               Notary Public

                                    ATTACHMENT A



         PATENT NAME                                  ISSUE DATE    NUMBER
1.       High Performance Register File with          7/6/93        #5,226,142
         Overlapping Windows
2.       Method and Apparatus for Optimizing          10/17/95      #5,459,673
         Electronic Circuits
3.       Central Processing Unit Architecture with    1/30/96       #5,488,729
         Symmetric Instruction Scheduling to
         Achieve Multiple Instruction Launch and
         Execution
4.       CPU Architecture Performing Dynamic          6/17/97       #5,640,588
         Instruction Scheduling at Time and
         Execution Within Single Clock Cycle